Exhibit 99.1

CONTACT:

Environmental Power Corporation	-OR-	Barretto Pacific Corporation
Kam Tejwani		John Baldissera
President and Chief Executive Officer		800-368-1217
(603) 431-1780		ir@barrettopacific.com
ktejwani@environmentalpower.com

Environmental Power Corporation, and its Subsidiary Microgy, Inc.,

Announce Signing of Latest Multi-Digester Gas Production Facility in Texas

PORTSMOUTH, N.H., March 1 — Environmental Power Corporation (Amex: EPG– News) and its subsidiary, Microgy, Inc., have signed binding agreements for the construction and operation of a multi-digester biogas production and gas conditioning facility to be known as the Mission Project, to be located near Hereford, TX. Microgy will design, construct, own and operate the facility.

The contemplated project will be similar in scope to the company’s Huckabay Ridge facility, currently under construction. The Mission facility will entail the construction of eight 916,000-gallon digesters, sufficient to process the manure from up to 10,000 cows. The facility is expected to produce an aggregate of one billion cubic feet of biogas per year with an energy content of approximately 650,000 million BTU. The gas is to be treated and compressed to produce and deliver pipeline-grade methane that will be sold directly into a nearby natural gas pipeline.

The facility is to be located at the Mission Dairy, a leading dairy in the region. Microgy has signed agreements with Mission Dairy providing Microgy with the right to source all the manure required by the project, and to construct and operate the project. The Mission Dairy is permitted for up to 26,000 animals; current plans include expansion of the existing 10,000-animal herd, which would allow future expansion of the digester project currently contemplated.

Kam Tejwani, chief executive officer of Environmental Power Corporation, stated, “The Mission Project, to be the second of our multi-digester pipeline gas projects, is a significant next step in the execution of our project rollout. The Mission Project not only demonstrates the repeatability of the multi-digester pipeline gas ownership model, but also positions us well in the Texas-New Mexico ‘fertile dairy crescent,’ one of the largest and fastest growing dairy regions in the U.S.” Mr. Tejwani added “This project further cements our position as a leading developer of non-depleting, cost-effective renewable energy resources.”

ABOUT ENVIRONMENTAL POWER CORPORATION

Environmental Power Corporation is a developer, owner and operator of renewable energy production facilities. Its principal operating subsidiary, Microgy, Inc., holds an exclusive license in North America for the development and deployment of a proprietary anaerobic digestion technology for the extraction of methane gas from animal wastes for its use to generate energy. For more information visit the Company’s web site at http://www.environmentalpower.com.

CAUTIONARY STATEMENT

The Private Securities Litigation Reform Act of 1995, referred to as the PSLRA, provides a “safe harbor” for forward-looking statements. Certain statements contained in this press release, such as statements concerning planned manure-to-energy systems, our sales pipeline, our backlog, our projected sales and financial performance, statements containing the words “may,” “assumes,” “forecasts,” “positions,” “predicts,” “strategy,” “will,” “expects,” “estimates,” “anticipates,” “believes,” “projects,” “intends,” “plans,” “budgets,” “potential,” “continue,” “targets” and variations thereof, and other statements contained in this press release regarding matters that are not historical facts are forward-looking statements as such term is defined in the PSLRA. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to: uncertainties involving development-stage companies, uncertainties regarding project financing, the lack of binding commitments and the need to negotiate and execute definitive agreements for the construction and financing of projects and for other matters, financing and cash flow requirements and uncertainties, difficulties involved in developing and executing a business plan, difficulties and uncertainties regarding acquisitions, technological uncertainties, including those relating to competing products and technologies, risks relating to managing and integrating acquired businesses, unpredictable developments, including plant outages and repair requirements, the difficulty of estimating construction, development, repair and maintenance costs and timeframes, the uncertainties involved in estimating insurance and implied warranty recoveries, if any, the inability to predict the course or outcome of any negotiations with parties involved with our projects, uncertainties relating to general economic and industry conditions, and the amount and rate of growth in expenses, uncertainties relating to government and regulatory policies, the legal environment, uncertainties relating to the availability of tax credits, deductions, rebates and similar incentives, intellectual property issues, the competitive environment in which Environmental Power Corporation and its subsidiaries operate and other factors, including those described in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, well as in other filings we make with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.